FOR IMMEDIATE RELEASE

OXFORD MEDIA TO ACQUIRE SVI SYSTEMS CREATING THE 3RD
LARGEST VOD PROVIDER IN THE HOSPITALITY INDUSTRY

IRVINE, CA, June 6, 2006 -- Oxford Media, Inc. (OTCBB: OXMI), a leading developer of scalable, turnkey hybrid digital VOD and PPV entertainment systems, announced today it has signed a binding agreement with SVI Systems, Inc. (SVI) (http://www.svi.com/) to acquire SVI’s Hotel Business, a leading provider of Video-On-Demand (VOD) movie systems, Free-to-Guest (FTG) satellite systems, and high-speed Internet and information solutions to the hospitality industry. SVI will retain its Healthcare Business which provides VOD education and healthcare software solutions.

As a result of the acquisition, Oxford Media will become the third largest provider of VOD services to the hotel industry in the United States, and the number one provider of VOD services to the under-served small and mid-sized hotels and motels having less than 300 rooms per hotel.

Founded in 1988 and based in Peoria, IL, SVI’s Hotel Business currently serves over 2,400 hotels, with approximately 1,900 hotel properties utilizing SVI’s VOD solution in over 155,000 rooms. SVI had annual revenues of approximately $13 million with positive EBITDA and cash flow for the year ended December 31, 2005.

As a result of the acquisition, Oxford Media will:

i)
inherit a substantial and well established base of recurring revenue. Based on its 2005 audited results, SVI records over $11 million in annual recurring revenue from content sales to its client hotels;

ii)
have an immediate and significant opportunity to up-sell Oxford Media’s next generation VOD platform to the existing SVI analog tape-based customers which totals more than 1,500 of the 1,900 hotels it currently services. An increased number of hybrid digital VOD systems in the overall installed base of hotels served should result in an increase in the average monthly content rentals per room (“take rates”), which in turn would generate increased revenues and profits for both the hotelier and Oxford Media;

iii)
likely produce an immediate increase in revenue per room by providing a free upgrade to SVI’s existing installed analog and digital systems with some of Oxford Media’s IP that should increase take rates by tuning the television to the barker channel when the system is turned on, promoting impulse rentals by the hotel guest; and,

iv)
experience an increase in operating efficiencies as a result of economies of scale derived from serving a larger installed customer base coupled with the blending of lower operating costs and logistics at SVI’s Peoria, IL facility.

Commenting on the acquisition, Lew Jaffe, CEO of Oxford Media, stated, “Acquiring SVI will dramatically increase our current revenues and provide a substantial opportunity to leverage Oxford Media’s VOD technology, its business model and expanding dealer network. The transaction will accelerate Oxford Media’s organic growth in both the underserved small hotel market as well as the large hotel market. Strategically, the acquisition of SVI is perfectly aligned with our vision of building a uniquely capable media company with emphasis on delivering content to a wide range of captive audiences. Additionally, we add a great management team, corporate culture and 18 years of industry presence and experience.”

Beth Salmon, President and COO of SVI Systems, Inc., stated, “Providing value to the underserved small and medium sized hospitality markets has always been a goal of SVI, and we believe Oxford Media’s turnkey and scalable technology solution is ideally suited to provide great value to all segments of the hospitality market. We are eager to offer our customers Oxford Media’s robust and reliable digital VOD solution. My team and I are looking forward to working with the entire Oxford team and becoming part of the Oxford Media organization.”

Under the terms of the agreement, Oxford Media will acquire SVI’s Hospitality Business in exchange for a combination of cash, debt and securities having a total consideration of approximately $11 million with up to an additional $4 million of consideration as part of an “earn-out” provision. The consideration includes $5 million in cash, $3.5 million in convertible notes, $1.5 million in shares of Oxford Media common stock, and a warrant to purchase 1 million shares of Oxford Media common stock. The “earn-out” provision is based on the number of future conversions of SVI’s analog-based VOD customers to Oxford Media’s next generation VOD platform.

The closing, which is subject to traditional closing requirements such as the completion of final due diligence and the execution of definitive agreements, is expected to be effective June 30, 2006. The combined Company will be headquartered in Irvine, CA and will continue current operations at the SVI facility in Peoria, IL.

About SVI Systems, Inc.

SVI Systems, Inc. is an information solutions provider serving over 2,400 hotels and over 225,000 rooms across the U.S. with a wide variety of products and services that build guest value and repeat business in the hospitality industry. These services include VOD movies, high speed internet access, FTG programming, and security system solutions. In addition, SVI provides unparalleled hotel and hotel guest support for its products. www.svi.com

About Oxford Media, Inc.

Oxford Media is a leading developer of scalable, turnkey hybrid digital VOD and PPV entertainment systems. Its systems offer hotel guests a variety of video content on-demand including the latest first-run Hollywood Movies, while providing hotel owners with a positive return on invest from the systems. Oxford Media’s market is mainly comprised of small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties between 50 to 300 rooms comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market.

Oxford's wholly owned subsidiary Creative Business Concepts, Inc. is a wireless and business systems provider specializing in WiFi/WiMAX, IT Security and IT Integration, and Telecom. As part of these service offerings, CBC designs and installs specialty communication systems for data, voice, video, and telecom. www.oxfordmediainc.com

Note: All Oxford Media, Inc. issued press releases appear on the Company's website (http://www.oxfordmediainc.com). Any announcement that does not appear on the Oxford Media, Inc. website has not been issued by Oxford Media, Inc.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

Oxford Media, Inc.
Lisa Marie Laurenzano, VP of Investor Relations
(949) 579-1523
lisamarie@oxfordmediainc.com

or

The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com